EXHIBIT 23
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-133848 on Form S-8 and No. 333-61393 on Form S-3 of North American Galvanizing & Coatings, Inc. (formerly Kinark Corporation) of our report dated February 14, 2007 appearing in the Annual Report on Form 10-K of North American Galvanizing & Coatings, Inc. for the year ended December 31, 2006.





/s/ Deloitte & Touche LLP

Tulsa, Oklahoma
February 14, 2007